SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - July 13, 1998

                                 HSB Group, Inc.
             (Exact name of registrant as specified in its charter)

           Connecticut               001-13135          06-1475343
        (State or other             (Commission       (IRS Employer
   jurisdiction of incorporation)   File Number)    Identification No.)

               One State Street, Hartford, Connecticut 06102-5024
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code - (860-722-1866)
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Item 5.  Other Events

On July 13, 1998, HSB Group, Inc. (the Company) issued a press release announcing the completion of its acquisition of the monoline boiler and machinery business of Kemper Insurance Companies, effective July 1, 1998. Included herewith as Exhibit 99 is the Company's press release related to this announcement and such information is incorporated herein by reference.

Item 7.  Exhibits.

99. The Company's press release dated July 13, 1998.

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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             HSB GROUP, INC.



Dated:  July 13, 1998                        /s/ R. Kevin Price
                                             R. Kevin Price
                                             Senior Vice President and Corporate
                                             Secretary